February 28, 2000


Cathy Fowler, 303-858-3405
Steve Lang, 303-858-3406


               MediaOne-TM- Group Completes Highly Successful Year;
       Takes Fourth Quarter Lead in New Telephone Subscribers Over Broadband

    - 76 Percent of MediaOne's Network Has Been Upgraded to 750 MHz Two-Way -

             - Company Continues to Prepare for Merger into AT&T -


     ENGLEWOOD, Colo.-- MediaOne Group (NYSE: UMG) today reported continued strong growth across all three of its main product lines. The company added a total of 81,000 new video, telephone and high-speed data (Internet) subscribers in the U.S. in the fourth quarter; 274,000 new subscribers since the end of the same quarter last year.

     MediaOne Group reported $3.7 billion in consolidated net income for the quarter, including gains realized from sales of international investments. The company ended fourth quarter 1999 with proportionate operating cash flow of $783 million, up 18 percent on a pro-forma basis over the same quarter a year ago. Proportionate operating cash flow as of the end of the year was $2.6 billion, a pro-forma increase of 15 percent over year-end 1998. Proportionate revenue increased 14 percent on a pro-forma basis, to $1.9 billion, over fourth quarter 1998.* Year-end proportionate revenue was $7.8 billion, up 13 percent pro-forma over year-end 1998.

     More customers than ever before are signing up for broadband services, including digital video, telephone and high-speed data services, thereby boosting broadband revenue per customer. Aggressive network upgrades are making it possible for the company to offer these advanced services to more and more of the 8.6 million households with access to MediaOne's networks.
     During the last several months, in preparation for the merger with AT&T, MediaOne International has either sold or announced agreements to sell its interests in a significant portion of its international holdings for about $12 billion. The company had invested about $2 billion in those same properties as of the end of last year, providing a powerful return on investment.

                                - more -

MediaOne Group Fourth Quarter Earnings, Page 2

     "Employees throughout the company have done an amazing job of staying focused on running the business - even as we prepare for the merger into AT&T. Since the end of the third quarter, we've continued to work with our counterparts at AT&T to decide on the structure and next steps for the new company," said Chuck Lillis, chairman and chief executive officer of MediaOne Group. "And, of course, internationally, we've received phenomenal value for the holdings we've sold."

MediaOne -- the U.S. broadband business

     MediaOne exceeded its full year projections for 1999, surpassing targets established for revenue growth, video, telephone and high-speed data subscriber growth. Revenue for MediaOne was $693 million, up 12 percent on a pro-forma basis for the quarter. For the year, MediaOne's revenue was up 11 percent on a pro-forma basis, to $2.7 billion. Operating cash flow was $249 million, up 7 percent pro-forma for the quarter. Year over year, operating cash flow was up 5 percent, to $980 million. Basic video customer growth increased 1.7 percent on a pro-forma basis year over year.

     1999 saw strong pay-per-view results, ending the year with a 38 percent pro-forma increase over 1998. That growth was driven in part by further deployment of advanced analog and digital services through upgraded broadband networks and improved impulse pay-per-view capabilities. Those upgraded networks also helped the company add 274,000 new video, telephone and high-speed data subscribers during the year. Advertising revenues increased 31 percent pro-forma year over year, to $204 million for 1999.

     At the end of the year, MediaOne served 56,000 digital video subscribers. The company added 32,000 new subscribers during the fourth quarter, more than doubling the number of digital subscribers since the end of the third quarter.

     The company added 24,000 telephone subscribers in the fourth quarter, a 57 percent increase over the third quarter of this year. As of the end of the year, the company served 88,000 telephone lines used by 66,000 subscribers in seven major markets. In the fourth quarter, MediaOne added more telephone subscribers than any other broadband provider.

     MediaOne-TM- Road Runner-TM- added 47,000 high-speed data subscribers in the fourth quarter, a 27 percent increase since the end of the third quarter. MediaOne - with one of the highest penetrations in the industry -- served 220,000 high-speed data subscribers across the U.S. as of the end of 1999.

MediaOne Multimedia Ventures -- MediaOne Group's 25.51 percent stake in Time Warner Entertainment

     For the quarter, MediaOne Group's share of Time Warner Entertainment's reported revenue was $943 million, up 14 percent on a pro-forma basis over fourth quarter 1998. For the year, MediaOne Group's share was $3.4 billion, up 10 percent pro-forma over year-end 1998. MediaOne Group's share of TWE's reported earnings before interest, taxes, depreciation, amortization and other associated costs for the fourth quarter was $474 million, up 17 percent pro-forma over the same period last year; yearly figures were up 10 percent pro-forma to $1.3 billion.
                                 - more -

MediaOne Group Fourth Quarter Earnings, Page 3

MediaOne International -- the international broadband and wireless joint ventures

     MediaOne International is in the process of disposing of a significant portion of its international assets and will receive about $12 billion from sales of those interests. Several major deals were closed in 1999, including the sale of UK wireless operator One 2 One to Deutsche Telekom, and the sale of MediaOne International's stake in Dutch broadband company A2000 and Belgian broadband company Telenet to respective existing partners. Pending sales, including the sale of some Central European and Russian wireless interests and the sale of MediaOne International's stake in UK broadband operator Telewest, are expected to close in the next few months.

     MediaOne Group will discuss these results on a call with analysts at 11 a.m. EST on February 29. Those who wish to listen to a Webcast of the call may do so by pointing their browsers to http://www.mediaonegroup.com. A replay of the call will run until March 10 at 7 p.m. EST.


MediaOne Group (NYSE: UMG) is one of the world's largest broadband communications companies, bringing the power of broadband and the Internet to customers in the United States, Europe and Asia. The company also has interests in some of the fastest-growing wireless communications businesses outside the U.S. For 1999, MediaOne Group produced $7.8 billion in proportionate revenue. On May 6, 1999, the company entered into an agreement to merge with AT&T.

*NOTE: Because MediaOne Group operates numerous joint ventures, the company uses proportionate accounting to reflect its share of operating revenues and expenses associated with these operations.

Pro-forma numbers are used to provide direct "apples to apples" comparisons of operations quarter over quarter, as the company has streamlined the business significantly during the past year.

Operating cash flow, which represents earnings before interest, taxes, depreciation and amortization, is a key indicator of the company's operating performance.

[Safe Harbor statement: This document contains statements about expected future events and financial results that are forward-looking and subject to risk and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Discussion of factors that may affect future results is contained in our recent filings with the Securities and Exchange Commission.]

                                     ###

                                   Contents

                                                              Page
  Proportionate
              Proportionate Results                           5

  Domestic Cable
              Consolidated Pro Forma
                  Domestic Cable Results                      6

  Statistics
              Pro Forma Key Operating Statistics              7-8

  Consolidated

              Consolidated Operations                         9

              Earnings Per Share                              10

              Consolidated Revenues and Operating
                  Cash Flow                                   11

              Condensed Consolidated Balance Sheets           12